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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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       Date of Report (Date of Earliest Event Reported): October 11, 2000

                            FACTORY CARD OUTLET CORP.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

               21859                                  36-3652087
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      (Commission File Number)            (I.R.S. Employer Identification No.)

2727 DIEHL ROAD
NAPERVILLE, ILLINOIS                                    60563-2371
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(Address of Principal Executive offices)                (Zip Code)

                                 (630) 579-2000
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               (Registrant's Telephone Number, Including Area Code


                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)
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ITEM 5.           OTHER EVENTS.

         On October 11, 2000, Factory Card Outlet Corp. ("Factory Card") announced that Factory Card and the Creditors' Committee appointed in its Chapter 11 case have entered into a non-binding letter of intent with FCO Acquisition Corp. ("FCO Acquisition") regarding a potential transaction which would provide Factory Card with funding to enable it to emerge from Chapter 11. The letter of intent is subject to, among other things, the completion of due diligence, the execution of definitive documentation and confirmation of a plan of reorganization that would have to be voted upon by creditors.

         The letter of intent outlines the general terms of a transaction and plan of reorganization in which FCO Acquisition would invest $8 to $12 million in equity and subordinated debt. FCO Acquisition would receive notes and at least 85% of the common stock of Factory Card upon its emergence from Chapter
11. General unsecured creditors, whose claims are estimated to approximate $43 million, would receive a total cash distribution approximating $6 million and notes in the aggregate amount of $10 million. Both the cash distribution and the note would be subject to downward adjustment under certain circumstances. Because the proposal would not result in creditors recovering the full amount of their claims, the letter of intent does not contemplate holders of Factory Card's outstanding common stock receiving any distribution. Consequently the existing stock would be cancelled.

         The letter of intent provides for FCO Acquisition to receive an expense reimbursement of up to $750,000 and a break up fee of $500,000 under certain circumstances, including in the event that Factory Card decides to pursue an alternative transaction or course of action. The letter of intent is subject to approval by the United States Bankruptcy Court for the District of Delaware, where Factory Card's Chapter 11 case is pending.

         A copy of the letter of intent is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of Factory Card's press release, dated October 11, 2000, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         Factory Card also announced that Saunders Karp & Megrue ("SKM"), which had entered into a letter of intent with Factory Card and the Creditors' Committee in June 2000, terminated its letter of intent. SKM indicated in its notice to Factory Card that its termination of the letter of intent should not be deemed as an indication that SKM has lost interest in pursuing a possible transaction.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS


Exhibit No.                Exhibit
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10.1     Letter of Intent dated October 11, 2000 among FCO Acquisition Corp.,
         Factory Card Outlet Corp., Factory Card Outlet of America, Ltd. and the Statutory Creditors' Committee of Factory Card Outlet Corp.

99.1     Press Release, dated October 11, 2000.






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

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FACTORY CARD OUTLET CORP.


Date:    October 13, 2000                   By: /s/  James D. Constantine
                                               --------------------------------
                                               James D. Constantine
                                               Senior Vice-President and Chief
                                               Financial Officer






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



                                  EXHIBIT INDEX

Exhibit No.                Exhibit
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10.1     Letter of Intent dated October 11, 2000 among FCO Acquisition Corp.,
         Factory Card Outlet Corp., Factory Card Outlet of America, Ltd. and the Statutory Creditors' Committee of Factory Card Outlet Corp.

99.1     Press Release, dated October 11, 2000.







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